                                                                  Exhibit (a)(2)

                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                       ELECTION TO TENDER ELIGIBLE OPTIONS
                       PURSUANT TO THE OFFER TO PURCHASE,
               DATED JANUARY 9, 2004, AS AMENDED JANUARY 27, 2004

TO: Systems & Computer Technology Corporation ("SCT") Great Valley Corporate Center
                  4 Country View Road
                  Malvern, Pennsylvania 19355
                  Attention:  Mary Ellen Roth

                  All terms used in this election form but not defined shall have the meaning ascribed to them in the Offer to Purchase, dated January 9, 2004, as amended January 27, 2004, and this Election to Tender Eligible Options (the "election form" which, together with the offer to purchase, as they may be amended from time to time, constitutes the "offer").

                  SCT has informed me as follows:

- Subject to the terms and conditions of the offer, I may tender my eligible options to SCT for a cash payment (minus tax withholding) described in the offer to purchase prior to the expiration of the offer at 5:00 p.m., Eastern Standard Time, February 12, 2004, as the same may be extended.

- SCT's acceptance of the eligible options that I have tendered pursuant to the offer will constitute a binding agreement between SCT and me upon the terms and subject to the conditions of the offer. Upon SCT's acceptance of the eligible options that I have tendered pursuant to the offer, the eligible options shall be purchased and cancelled, and I shall have no right to exercise my eligible options to purchase SCT common stock under the terms and conditions of such eligible options after the date of SCT's acceptance.

- Under the circumstances set forth in the offer, SCT may terminate or amend the offer and postpone its purchase and cancellation of my tendered eligible options.

- Upon the expiration of the offer, the satisfaction of all of the conditions to the offer and SCT's acceptance of the tender of my eligible options, a cash payment will be made to me for my properly tendered eligible options with an exercise price of less than $16.50 that have not:

                  o   expired before the expiration of this offer; or

                  o   been properly withdrawn from this offer by me; or

                  o   been exercised by me before the expiration of this offer.

- I have certain rights pursuant to the terms and conditions of the offer to withdraw any eligible options that I tender, and I have the right to exercise any of my eligible options before the expiration of the offer even if I have already tendered them in the offer.

- I will not receive any payment pursuant to this offer for any eligible option that I hold that expires by its terms before expiration of this offer, and I will lose the value of any in-the-money eligible option that expires. Because of the possibility that SCT may choose to extend the expiration date of the offer, it is not possible to determine with any certainty when the offer will expire. Accordingly, I understand that it is my responsibility to decide whether to exercise any of my eligible options before they expire.



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-                 If I elect to participate in this offer, any eligible options that I hold with an exercise price of $16.50 or greater will be cancelled in this offer and I will not receive any payment for these eligible options, as these eligible options have a "spread" equal to zero.

- The amount by which $16.50 exceeds the exercise price of my eligible options will represent ordinary income, and the amount of the cash payment actually delivered to me will reflect required tax withholdings by SCT.

- I should consult with my own advisors as to the consequences of participating or not participating in the offer.

                  In order to tender eligible options, page 3 of this election form must be signed, dated, and returned to the following address no later than the expiration date:

                    Systems & Computer Technology Corporation
                          Great Valley Corporate Center
                               4 Country View Road
                           Malvern, Pennsylvania 19355
                           Attention: Mary Ellen Roth

                           (610) 578-5206 (telephone)
                           (610) 578-7411 (facsimile)

                  Any questions or requests for assistance, as well as requests for additional copies of the offer to purchase or this election form, should be directed to Mary Ellen Roth at the above address. The method by which the optionholder delivers any required document is at the optionholder's option and risk, and the delivery will be deemed made only when actually received by SCT, including by means of hand delivery to Mary Ellen Roth at the above address. If the optionholder elects to deliver the optionholders documents by mail, SCT recommends using registered mail with return receipt requested. In all cases, the optionholder should allow sufficient time to ensure timely delivery prior to the expiration date.

                                      -2-

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                       ELECTION TO TENDER ELIGIBLE OPTIONS
                            BY [INSERT EMPLOYEE NAME]

                  According to the records of SCT, the following eligible option grants have been made to you and remain outstanding in the amounts indicated. If you have any questions regarding the grants listed below or the amount of eligible options outstanding, please contact Mary Ellen Roth at (610) 578-5206.

                  If you elect to participate in this offer, all of your eligible options will be tendered pursuant to the offer. You are not permitted to tender only some of your options and retain others.

                  You will only receive a cash payment for in-the-money eligible options that have not expired before the expiration of the offer. See "The Offer
- Acceptance of and Payment for the Eligible Options" in the offer to purchase.

                  Total Cash Payment:                              $_______________
-----------------------------------------------------------------------------------
       A               B                C                 D               E
-----------------------------------------------------------------------------------
    Option          Option           Options         Cash Payment     Total Cash
                   Exercise
     Date            Price       Outstanding (1)    Per Option (2)   Payment (2)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------


                  (1) Represents the total number of shares for which the eligible option grant remains outstanding (i.e., the total number of shares for which the eligible option has not been exercised).

                  (2) This cash payment will be made upon completion of this offer only if the eligible option has been tendered, has not been exercised, and has not expired before the expiration of the offer.

                  By signing and returning this election form, I represent and warrant to SCT that:

- I have full power and authority to tender the foregoing for purchase and cancellation and that, when and to the extent such eligible options are accepted by SCT, such eligible options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable eligible option agreements, and such eligible options will not be subject to any adverse claims.

- Upon request, I will execute and deliver any additional documents deemed by SCT to be necessary or desirable to complete the purchase and cancellation of the options that I am tendering.

                  The undersigned, intending to be legally bound, has executed this Election to Tender Eligible Options as of the dated indicated below.

_____________________________________         Date:_______________________, 2004
Signature of Holder

This election form must be signed by the holder of the eligible options. SCT will not accept any alternative, conditional or contingent elections.



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